UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

As previously disclosed in the Registrant’s Forms 12b-25 filed on December 15, 2005 and February 10, 2006, while preparing its financial statements for the fiscal year ended September 30, 2005, the Registrant discovered a number of accounting errors. The Company is finalizing, but has not yet completed, its analysis of the final impact on financial results for fiscal year 2005, financial results for the first quarter of fiscal 2006, and on previously reported periods. As a result, the Registrant was not able to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 or its Quarterly Report on Form 10-Q for the period ended December 31, 2005 within the prescribed time periods. Also, as anticipated, Tier will not be able to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 in the prescribed time period.

As previously disclosed, the Registrant expects to restate its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the fiscal year 2005 quarters, as needed. The Registrant is working diligently to file its Form 10-K for the fiscal year ended September 30, 2005 and the Quarterly Report on Form 10-Q for the fiscal period ended December 31, 2005, by June 5, 2006. Furthermore, the Company expects to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, no later than June 30, 2006.

The Registrant anticipates that it will receive an additional Staff Determination letter from Nasdaq based upon the Registrant’s failure to timely file the Form 10-Q for the quarter ended March 31, 2006. The Registrant expects to receive this Staff Determination letter in the near term based upon this additional deficiency under Nasdaq Marketplace Rule 4310(c)(14), and that it will indicate that the late filing of that report will serve as an additional issue for the Nasdaq Listing Qualifications Panel (the “Panel”) that presided over its February 2, 2006 hearing to consider. The Registrant has factored the delayed filing of this report into its compliance plan. The Registrant can provide no assurances that it will regain compliance with Nasdaq’s filing requirements and its failure to do so could result in the delisting of the Registrant’s common stock from Nasdaq.

Currently, the Registrant expects revenues for the quarter ended December 31, 2005 to be $38.5 million, a 21% increase over the same quarter in the prior year and expects the results for the quarter ended March 31, 2006 to be $38.3 million, an 8% increase over the same quarter in the prior year. These results reflect the restatement adjustments that the Company expects to make to the results for the previously reported periods in fiscal year 2005. The Registrant notes, however, that the results reported herein could change, as a result of the aforementioned restatement activities.

The financial results discussed herein are preliminary and have not been finalized by the Registrant. They are based on information available to management at the date of this filing, and could change materially when the Registrant reports its audited financial results for prior fiscal years and unaudited financial results for the quarters ended December 31, 2005 and March 31, 2006.

The information in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall neither be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
	Name:	David E. Fountain
	Title:	Chief Financial Officer

Date: May 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 11, 2006